Pricing Supplement No. 1             Filed Pursuant to
Dated     1/08/98                    Rule 424(b)(2)
                                     Registration No. 333-23475


(To Prospectus dated March 21, 1997 and
Prospectus Supplement dated March 24, 1997)


$150,000,000
             ATLANTIC CITY ELECTRIC COMPANY
Secured Medium Term Notes, Ser    ies D

                     Due from One Year to Thirty Years from Date of Issue





CUSIP No.:  04830QCA6
Interest Rate:      6.19%



Stated Maturity:     1/17/2006


Principal amount: $50,000,000
Issue date:          1/12/98


Issue price:   100%
Redeemable:    Yes ___   No  X
     In whole: Yes ___   No ___
     In part:  Yes ___   No ___


Selling Agent's commission:
                  .550%
Initial redemption date:
     Redemption limitation date:
     Initial redemption price:     %
     Reduction percentage:    %


Proceeds to Company:  99.45        %



Selling Agent:
Goldman, Sachs & Co. ___
First Chicago Capital
Markets, Inc.
Lehman Brothers  X



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.